Exhibit 23.1








INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No, 333-71071 of Bergen Brunswig Corporation on Form S-3 of our report dated October 30, 1998, appearing in the Annual Report on Form 10-K of Bergen Brunswig Corporation for the fiscal year ended September 30, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Costa Mesa, California
February 8, 1999



















                             Exhibit 23.1 - Page 1